ASSET PURCHASE AGREEMENT

                                   Dated as of

                                  July 13, 1999

                                 by and between

                              IMC Mortgage Company,
                                   as Seller,

                                       and

                         CitiFinancial Mortgage Company,
                                  as Purchaser

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of July 13, 1999, by and between IMC Mortgage Company, a Florida corporation (the "Seller"), and CitiFinancial Mortgage Company, a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Seller desires to sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Seller, certain assets, subject to certain of the liabilities, relating to the Seller's business of origination, selling and servicing of residential mortgage loans excluding such activities conducted by Seller's Acquired Affiliates or Foreign Operations provided such certain assets are not shared between Seller and the Acquired Affiliates or Foreign Operations (collectively, the "Business");

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                               Certain Definitions

         Section 1.01 Certain Definitions. As used in this Agreement, unless the context requires otherwise, the following terms shall have the meanings indicated, and additional capitalized terms shall have the meanings assigned elsewhere in this Agreement (with terms being defined in the singular having a corresponding meaning in the plural and vice versa):

         "Acquired Affiliates" shall mean Mortgage America, CoreWest Banc, American Mortgage Reduction, Equity Mortgage, National Lending Center, Central Money Mortgage, Residential Mortgage and Alternative Capital.

         "Affiliate" of any Person means any other Person, existing or future, directly or indirectly, Controlling, Controlled by or under common Control with the former Person. For Seller, this would include the Acquired Affiliates.

         "Approvals"  means  franchises,   licenses,  permits,  certificates  of
occupancy and other approvals, authorizations, consents and waivers.

         "Assumed Liabilities" has the meaning assigned in Section 2.03.

         "Assumption Agreement" means a duly executed assumption agreement in substantially the form to be agreed upon.

         "Bill of Sale" means a duly executed bill of sale in substantially the form to be agreed upon.

         "Business" has the meaning assigned in the preamble to this Agreement.

         "Business Day" means any day on which commercial banks in New York City and Tampa, Florida are open for business.

         "Business Records" shall mean all of Seller's books and records relating to the Purchased Assets, including, without limitation, all account applications, statements, mortgage documents and other related files, marketing materials, financial information, tax filings, any reports or records relating to the securitized transactions identified in Section 2.01(a)(i) of the Disclosure Schedule, including any trustee reports, current and previous customer information, including servicing and collection records, information relating to correspondents and brokers, information relating to origination history and practice, comments and correspondence, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Date" means the date on which the Closing actually occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" means any note, bond,  mortgage,  indenture,  deed of trust,
license  agreement,   franchise,   contract,  agreement,  Lease,  instrument  or
guarantee.

         "Control" means the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         "Custodial Account" means the payment clearing accounts, principal and interest accounts, Escrow Account or any other accounts that include any funds held or controlled by the Seller pursuant to the Servicing Agreements or obligations thereunder with respect to any Mortgage Loan, including, but not limited to, all principal and interest funds, buydown funds and any other funds held by Seller on behalf of others, or due private investors or others.

         "Disclosure  Schedule" means the disclosure schedule attached hereto as
Schedule 1.01.

         "Employees" has the meaning assigned in Section 6.01.

         "Employee Benefit Plans" shall include pension and profit sharing plans, retirement and post retirement welfare benefits, health insurance benefits (medical, dental and vision), disability, life and accident insurance, sickness benefits, vacation, employee loans and any bonus, incentive, deferred compensation, stock purchase, stock option, severance, employment, or fringe benefit plan, program or agreement.

         "Employer" has the meaning assigned in Section 6.01.

         "Escrow Account" means the account or accounts that includes all funds due third parties other than private investors held or controlled by Seller with respect to Mortgage Loan escrows/impounds relating to the Servicing Rights, including, but not limited to, accounts for real estate taxes and PMI, flood and hazard insurance premiums.

         "Excluded Assets" has the meaning assigned in Section 2.01(b).

         "Foreign Operations" shall mean Seller's Affiliates or investments or operations outside of the United States of America.

         "GAAP"  means  generally  accepted   accounting   principles,   applied
consistently with the Seller's past practices (to the extent such past practices are consistent with generally accepted accounting principles).

         "Governmental Agency" means any governmental body or other regulatory or administrative agency or commission.

         "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances,"
"hazardous waste," "hazardous materials," "extremely hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Laws; and (c) any materials which could be or are defined by any applicable Law to be hazardous to human health.

         "Indemnifiable Loss" means a Purchaser Indemnifiable Loss or a Seller Indemnifiable Loss, as such terms are defined in Section 12.02 and Section 12.03, respectively.

         "Indemnified  Party"  means  a  party  having   indemnification  rights
pursuant to Article XII.

         "Indemnifying Party" means a party having indemnification obligations pursuant to Article XII.

         "Intellectual  Property  Rights  or  IPR"  means  any  and  all  of the following used in or related to the Business: (i) trade secrets, inventions, ideas and conceptions of inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a patent application or applications, (ii) United States patents, patent applications and statutory invention registrations, all rights therein provided by international treaties or conventions and all improvements thereto, (iii) copyrightable works, copyrights, whether or not registered, and registrations and applications for registration thereof in the United States, and all rights therein provided by international treaties or conventions, (iv) Software, (v) technical and business information, including know-how, manufacturing and production processes and techniques, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, business forms, and customer and supplier lists and information, whether or not confidential, (vii) copies and tangible embodiments of all the foregoing, in whatever form or medium, (viii) licenses and sublicenses (whether as licensee, sublicensee, licensor or sublicensor) in connection with any of the foregoing, and (ix) all goodwill associated with the foregoing and all rights to sue or recover and retain damages and costs and attorneys' fees for past, present, and future infringement or breach of any of the foregoing; provided that Intellectual Property Rights shall not include readily available commercial products such as off-the-shelf or publicly vended software programs.

         "Judgment" means any judgment, ruling, order or decree.

         "Knowledge" means as to any party the actual knowledge, after reasonable investigation, of any executive officer or vice president of such party. Reasonable investigation shall include, but not be limited to, inquiry of appropriate employees who directly report to such executive officer or vice president.

         "Law" means any order, writ, injunction, decree, judgment, ruling, law, decision, opinion, statute, rule or regulation of any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any state or local government or any subdivision thereof, or of any Governmental Agency, including, without limitation, any federal, state or local fair lending laws.

         "Lease" means any lease, sublease, easement, license, right-of-way or similar interest in real or personal property.

         "Lien" means any lien, easement, encumbrance, mortgage, liability (actual or contingent) or other conflicting ownership or security interest in favor of any third party.

         "Litigation" means any action, suit, claim, arbitration or other proceeding, investigation or written inquiry by or before any Governmental Agency, court or arbitrator.

         "Material Adverse Effect" or "Material Adverse Change", with respect to the Seller or with respect to the Business or Purchased Assets, means any change, occurrence or effect, direct or indirect, that could reasonably be expected to have a material adverse effect on the business, prospects, operations, properties (including tangible properties), condition (financial or otherwise) of the assets, obligations or liabilities (whether absolute, accrued or contingent) of the Seller or of the Business or the Purchased Assets, as the case may be, taken as a whole.

         "Mortgage" means the mortgage, deed of trust or other instrument creating a lien on Mortgaged Property securing a Mortgage Note.

         "Mortgage Loans" means the mortgage loans for which Seller owns the related Servicing Rights, in each case as identified on the Mortgage Loan Schedule, and all of Seller's rights and benefits with respect thereto.

         "Mortgage Loan Schedule" has the meaning assigned in Section 4.08(a).

         "Mortgage Note" means the original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

         "Mortgaged Property" means the Mortgagor's real property securing repayment of a related Mortgage Note.

         "Mortgagor" means the obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a government or Governmental Agency or another entity or group.

         "PMI"  means  the  default  insurance   provided  by  private  mortgage
insurance companies on certain Mortgage Loans.

         "Pre-Closing Servicing Obligations" includes any obligations with respect to (i) customary representations and warranties made in connection with Mortgage Loans sold prior to the Closing Date with Servicing Rights retained by the Seller and (ii) performance by the Seller prior to the Closing Date of its duties under the Servicing Rights in accordance with their terms.

         "Principal Stockholders" means those directors, executive officers, principal stockholders and others identified on Exhibit A hereto.

         "Purchased Assets" has the meaning assigned in Section 2.01(a).

         "Real Property" means the lands and premises, together with the buildings and improvements thereon, owned by the Seller and more particularly described in Section 1.01 of the Disclosure Schedule together with:

     (a)  all  furniture,   fixtures,  building  equipment,  telephone  exchange
numbers, and other articles of personal property related thereto to the extent of the Seller's ownership or other interest therein;

     (b) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of the Seller pertaining to such land and the buildings;

     (c) all rights of ingress and egress to and from such land and buildings;

     (d) to the extent in the possession and control of the Seller, any and all original and supplemental site plans, blue prints, plans, specifications, surveys, engineering, inspection or similar reports, operating manuals, warranties, guaranties, licenses, franchises, permits, certificates, contracts, books, records, accounts and files relating to the ownership, construction, use, leasing, service, management, operation, maintenance and repair of such land and buildings; and

     (e) any and all rights to the present or future use of water rights, wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit such real property, including, without limitation, all reservations of or commitments or letters covering any such use in the future.

         "Related   Documents"   means  all  other  agreements  and  instruments
described in this Agreement that are to be executed and delivered at or prior to the Closing in connection with the transactions contemplated hereby.

         "Retained Liabilities" has the meaning assigned in Section 2.04.

         "Seller IPR" means all Intellectual Property Rights owned by or licensed to the Seller to the extent such licensed rights are assignable.

        "Servicing Agreement" has the meaning assigned to it in Section 4.08(h).

         "Servicing Rights" means all right, title and interest of the Seller in and to the servicing of the Mortgage Loans.

         "Software" means computer software and subsequent versions thereof developed or currently being developed, manufactured, sold or marketed by the Seller or acquired by Seller from third parties, including without limitation, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, data materials, manuals, design notes and other items and documentation related thereto or associated therewith owned by or licensed to Seller.

         "Taxes" (including, with correlative meaning, or derivation of the word "Taxes") the term "Taxable") means all taxes, charges, fees, duties, levies, or other assessments imposed by any federal, state or local taxing authority, including without limitation federal, state and local income, profits, franchise, gross receipts, environmental, customs duty, severances, stamp, payroll, sales, use, employment, unemployment, disability, property, withholding, backup withholding, excise, production, occupation, service, service use, leasing and leasing use, ad valorem, value added, occupancy, transfer, and other taxes, of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

         "Tax Returns" means all returns and reports, information returns, or payee statements (including, but not limited to elections, declarations, filings, forms, statements, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         "Third Party IPR" means the rights possessed by the Seller in any other Person's Intellectual Property Rights which relate to or are used in the Business and which are not owned by the Seller to the extent assignable.

         "Year 2000 Compliant" means, with respect to an internal system, that at all times before, during and after January 1, 2000, such internal system accurately processes and handles date and time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including, without limitation, leap year calculations, to the extent that other information technology used in combination with such internal systems and such products and services properly exchange date and time data with it.


                                   ARTICLE II
                Transfer of Assets and Assumption of Liabilities

         Section 2.01 Assets to be Sold.

     a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer and deliver to the Purchaser all of the following:

        (i) all Servicing Rights related to the Mortgage Loans which have been securitized in the transactions identified in Section 2.01(a)(i) of the Disclosure Schedule (the "Purchased Servicing Rights");

        (ii)    the  Real   Property  and  the  Leases   identified  in  Section
                2.01(a)(ii)  of  the  Disclosure   Schedule  (the   "Transferred
                Leases");

        (iii) all furniture, fixtures and other fixed assets and other articles of personal property related thereto to the extent of the Seller's ownership or other interests therein located on the premises leased pursuant to the Transferred Leases, in all material cases as identified in Section 2.01(a) (iii) of the Disclosure Schedule;

        (iv) all right, title and interest of Seller in the Contracts listed in Section 2.01(a) (iv) of the Disclosure Schedule relating to the Business and any other Contract entered into by the Seller between the date hereof and Closing which the Purchaser hereafter agrees shall become a Purchased Asset;

        (v) all Business Records, including, without limitation, the customer lists owned exclusively by the Seller or shared with Affiliates, broker and correspondent lists and any related mailing lists relating to the Business and all records relating to the sale of loans by the Seller;

        (vi) all Seller IPR and any rights in any Third Party IPR which are identified in Section 2.01(a) (vi) of the Disclosure Schedule;

        (vii) all right, title and interest of Seller in the Custodial Accounts listed in Section 2.01(a)(vii) of the Disclosure Schedule; and

        (viii) any and all rights and claims of Seller relating to any of the foregoing.

         All the assets to be transferred pursuant to this Agreement are referred to collectively herein as the "Purchased Assets".

         (b) Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include any assets not specifically set forth in this
Section 2.01 (the "Excluded Assets").

         (c) The Purchased Assets shall not include any cash or cash equivalents owned by Seller at the time of the Closing.

         (d) The sale, conveyance, assignment, transfer and delivery of the Purchased Assets shall be effected by delivery by the Seller to the Purchaser at the Closing of (i) the Bill of Sale, (ii) good and sufficient warranty deeds in recordable or registrable form, with respect to all Real Property owned by the Seller and included in the Purchased Assets, and (iii) such other instruments of conveyance and transfer as the Purchaser shall reasonably request.

         Section 2.02  Nonassignable Leases and Contracts.

         (a) To the extent that any Contract, except Contracts conveying Servicing Rights to the Seller, to be included in the Purchased Assets would be subject to termination or restriction or is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party, or if such assignment, transfer or sublease would constitute a breach thereof or a violation of any Law, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof.

         (b) The Seller agrees to use its reasonable commercial efforts prior to the Closing to obtain the consents and waivers and to resolve any impracticalities of assignment referred to in Section 2.02(a) and to obtain any other consents and waivers necessary to sell, convey, assign, transfer and deliver title to such Purchased Assets to the Purchaser at the Closing, subject to Section 10.05(b).

         (c) To the extent that the consents and waivers referred to in Section 2.02(a) are not obtained by the Seller, or until the impracticalities of transfer referred to therein are resolved, and subject to Sections 8.04 and 10.05(b) , (i) the Seller shall use its reasonable commercial efforts (x) at Purchaser's request, to provide to the Purchaser the benefits of any Contract intended to be included in the Purchased Assets, (y) at Purchaser's request and expense, to cooperate in any arrangement, reasonable and lawful as to the Seller and the Purchaser, designed to provide such benefits to the Purchaser and (z) at the Purchaser's request, to enforce for the account and at the expense of the Purchaser any rights of the Seller arising from the Contracts intended to be included among the Purchased Assets, including the right to elect to terminate or not renew in accordance with the terms thereof on the advice of the Purchaser, which termination shall, upon becoming effective, relieve the Seller of any further obligation under this Section 2.02(c) with respect to such Contract. At Purchaser's option and subject to Section 8.04, the Seller and the Purchaser shall cooperate with each other to take such actions as are reasonably calculated to effectuate the intent of the preceding sentence. Notwithstanding anything to the contrary in the foregoing, the Purchaser may determine, in its reasonable discretion, that any material Contract for which the required consents and waivers referred to in Section 2.02(a) are not obtained by the Seller, or the impracticalities of transfer referred to therein are not resolved, by the Business Day prior to the Closing Date, shall not be a Purchased Asset, and in that event all rights and obligations with respect to such material Contract shall be retained by the Seller and the parties shall agree to an equitable adjustment to the Purchase Price to reflect the reduced value of the Purchased Assets.

         Section 2.03 Liabilities Assumed by the Purchaser. Upon the terms and subject to the conditions of this Agreement, the Purchaser agrees to assume as of the Closing Date (i) any liabilities and obligations accruing and arising after the Closing Date under any mortgage relating to the Real Property and under any Transferred Lease, which amounts shall be prorated as of the Closing Date, and (ii) the liabilities and obligations of the Seller that accrue with respect to any Purchased Asset on or after the Closing Date or that accrue based on services performed after the Closing Date under all Contracts and Purchased Servicing Rights included in the Purchased Assets, subject to Section 2.04 (collectively, the "Assumed Liabilities"). The assumption of the Assumed Liabilities shall be effected by delivery by the Purchaser to the Seller at the Closing of the Assumption Agreement, whereby the Purchaser shall assume and agree to pay and discharge in accordance with their terms the Assumed Liabilities.

         Section 2.04 Liabilities Not Assumed by the Purchaser. All obligations and liabilities of the Seller not constituting Assumed Liabilities, including any obligations and liabilities that accrue or arise before, on or after the Closing Date based on or arising out of an act or omission occurring before the Closing Date (whether or not disclosed to the Purchaser), are hereinafter referred to as the "Retained Liabilities". The Purchaser shall not assume or be liable with respect to the Retained Liabilities.


                                   ARTICLE III
                             Purchase Price; Payment


         Section 3.01 The Purchase Price. The Purchase Price (the "Purchase Price") for the Purchased Assets will be $100 million, which shall be payable as set forth herein. The Purchase Price shall be payable as follows:

        (a) The Purchaser shall pay the Seller $96 million on the Closing Date; and

        (b) Subject to the next succeeding sentences, the Purchaser shall pay the Seller $2 million on the first anniversary of the Closing Date and $2 million on the second anniversary of the Closing Date (the two payments set forth in this clause (b) are hereinafter referred to as the "Contingent Purchase Price"). Payment of the Contingent Purchase Price shall only be required if Seller has complied with the material terms of this Agreement and if the number of Mortgage Loans being serviced by Purchaser as of the Closing Date has not been reduced by 40% per annum or more on either the first anniversary date of the Closing Date or the second anniversary of the Closing Date. In addition, the Contingent Purchase Price payments shall be subject to setoff by and in satisfaction of the amount of any liquidated claim (and may be withheld pending resolution of any pending claim, to the extent that such withheld amounts become payable to Seller such amounts shall bear interest at 5% per annum from the date such amounts are withheld to the date paid) which has been asserted under
Article XII on or prior to the payment due dates. Any reduction of the Contingent Purchase Price shall be applied first to the portion of the Contingent Purchase Price otherwise payable on the first anniversary of the Closing Date, then to the portion of the Contingent Purchase Price otherwise payable on the second anniversary of the Closing Date.

                                   ARTICLE IV
                  Representations and Warranties of the Seller

         The Seller represents and warrants to the Purchaser as follows:

         Section 4.01 Organization of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being or has been conducted.

         Section 4.02 Power and Authority. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party and to perform the transactions contemplated hereby and thereby to be performed by it. Except for the satisfaction of the conditions precedent set forth in Section 9.05 hereof, all corporate action on the part of the Seller or the Seller's shareholders, necessary to approve or to authorize the execution and delivery of this Agreement and the Related Documents to which it is a party, and the performance of the transactions contemplated hereby and thereby to be performed by it, has been duly taken and this Agreement is, and the Related Documents shall be, valid and binding obligations of the Seller, enforceable against Seller in accordance with their respective terms.

         Section 4.03 No Conflicts. Except as set forth in Section 4.03 of the Disclosure Schedule, neither the execution or delivery by the Seller of this Agreement or any Related Document to which it is or will be a party nor the performance by Seller of the transactions contemplated hereby or thereby to be performed by it shall:

                  (i) conflict with or result in a breach of any provision of the Articles of Incorporation (or other charter documents) or Bylaws of the Seller ;

                  (ii) violate any Law applicable to the Seller or by which the Seller or any of its properties is bound; or

                  (iii) constitute an event of default under, permit the termination of, give rise to a right to accelerate any indebtedness under, or otherwise violate, breach or conflict with, any Contract or Approval binding on the Seller, or by which any material asset which will be a Purchased Asset is bound, or result in the creation of any
         Lien upon any asset which will be a Purchased Asset, other than such Liens that may be imposed by or as a result of any action of the Purchaser or any of its Affiliates; or require any consent, approval, authorization or other order or action of, or notice to, or declaration, filing or registration by Seller with any Governmental Agency or other third party, except in the case of clause (iii) for defaults, terminations, accelerations, violations, breaches or conflicts, that would not reasonably be expected to have a Material Adverse Effect on the Business.

         Section 4.04      Litigation; Compliance with Laws.

         (a) The Seller (i) is not in violation of, or has not received any notice alleging a violation of, any applicable Law or any Approval issued or required to be obtained thereunder or (ii) has no unsatisfied liability or obligation in respect of any such violation, except for such violations, liabilities or obligations that would not reasonably be expected to have a Material Adverse Effect on the Business. The Seller and its Affiliates own or possess in the operation of the Business all material Approvals which are necessary for the conduct of the Business.

(b) Except as set forth in Section 4.04(b) and 4.06(d)(ii) of the Disclosure Schedule, there is no pending or, to the knowledge of the Seller, threatened Litigation by or before any Governmental Agency, court or arbitrator, to which the Seller is a party or by which any asset that will be a Purchased Asset may be bound or affected which is reasonably expected by the Seller to have a Material Adverse Effect on the Business. Except as set forth in Section 4.04(b) of the Disclosure Schedule, since January 1, 1996, no Governmental Agency has initiated any proceeding or, to the Seller's knowledge, any investigation into the business or operations of the Seller except pursuant to normal licensing application and extension inquiries. There are no unresolved written violations, citations or exceptions by any Governmental Agency with respect to any examinations of the Seller or any of its Affiliates.

         (c) Except as set forth in Section 4.04(c) of the Disclosure Schedule, on the date hereof, neither the Seller nor any of its Affiliates is a party to any consent decree and, to the knowledge of the Seller, none are threatened, pending or contemplated.

         Section 4.05      Financial Statements; SEC Reports

         (a) Since January 1, 1997, the Seller has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC"). As of their respective dates, such documents (the "Seller SEC Documents") complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules of the SEC applicable to such Seller SEC Documents, and no Seller SEC Document when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The financial statements included in the Seller SEC Documents (the "Financial Statements") fairly present, in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Seller and its consolidated subsidiaries for the period therein identified in conformity with GAAP (except for the omission of footnotes and, with respect to interim periods, normal year end adjustments).

         (c) The Seller has previously delivered to the Purchaser copies of the Seller's internally prepared accounting reports for each month since March 31, 1999, and will deliver such reports for June 30, 1999 when available (such reports collectively, the "Internal Reports"). The statements of income for the months ended April 30 and May 31 and the balance sheets as of April 30, May 31 and June 30 included in the Internal Reports were or will be prepared consistently with the Financial Statements in accordance with GAAP as appropriate for the preparation of interim reports of that type (except for the omission of footnotes and, with respect to interim periods, normal year end adjustments).

         (d) Since December 31, 1998, except as identified on Section 4.05(d) of the Disclosure Schedule, there has been no action taken by the Seller of the type described in Section 10.04(a).

         (e) As to their respective dates, the Seller had no liabilities of any nature, known or unknown, fixed or contingent of a type required to be set forth on a balance sheet in accordance with GAAP which were not reflected in the Financial Statements or the Internal Reports and has not incurred any since the date of the last Internal Report, except for liabilities incurred in the ordinary course of business.

         Section  4.06  Purchased  Assets;  Real  Property;   Leases  and  Other
Contracts; Insurance.

         (a) Except as described in Section 4.06(a) of the Disclosure Schedule, the Seller owns, in its sole name and stead, good and indefeasible title to, a leasehold interest in or the right to use all Purchased Assets, and at the Closing will (subject to Section 2.02) have the right to convey and transfer to the Purchaser, all Purchased Assets free and clear of all Liens, except for Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and Liens disclosed in Section 4.06(a) of the Disclosure Schedule. All of the tangible assets which will be Purchased Assets and the assets leased or licensed under Contracts which will be Purchased Assets are in good operating condition and repair, reasonable wear and tear excepted. The assets that will be Purchased Assets, taken together, include all material properties, Contracts, rights and assets which are being used in the conduct of the Business. The Purchased Assets comprise all the material properties, Contracts, rights and assets required by the Seller to conduct the Business and to service the Mortgage Loans. The Purchased Assets are not subject to any option to purchase or right of first refusal.

         (b) Section 4.06(b) of the Disclosure Schedule contains a brief description of all Real Property owned in fee simple or held pursuant to a Lease by the Seller that will be included in the Purchased Assets. Except for the Real Property and Transferred Leases, no other real property, or interest in real property, is used in the operation of the Business. To the knowledge of Seller, the Real Property and Transferred Leases include all material easements and rights-of-way necessary for present access to and use, as currently utilized, of the Real Property and the real property subject to the Transferred Leases, including, but not limited to easements for all utilities servicing the Real Property and the real property subject to the Transferred Leases. To the knowledge of Seller, the Real Property and the real property subject to the Transferred Leases conform in all material respects to all applicable zoning laws and regulations, and no written notice of violation of any Laws or Judgments relating to the Real Property or the real property held pursuant to the Transferred Leases has been received by the Seller. To the knowledge of Seller, no condemnation proceedings are pending, proposed or threatened, which would have a Material Adverse Effect on the Real Property or the real property held pursuant to the Transferred Leases.

         In addition, the Seller represents and warrants that:

        (i) No tenant, licensee or other entity has any rights to use or occupy any part of the Real Property or the real property held pursuant to the Transferred Leases.

        (ii) No assessment (general or specific) exists or is pending as to all or any part of the Real Property or the real property held pursuant to the Transferred Leases.

        (iii) The improvements on the Real Property and the real property held pursuant to the Transferred Leases are currently in good repair (ordinary wear and tear excepted) and have been maintained in accordance with past practice.

        (iv) There has been no material or labor furnished to or on the Real Property or the real property held pursuant to the Transferred Leases for which payment to be made by Seller has not been made, to the knowledge of the Seller there are no mechanic's or materialmen's liens or claims filed against the Real Property or the real property held pursuant to the Transferred Leases, and Seller has received no notices of any claims of non-payment or claims of liens by any contractors, subcontractors, suppliers, mechanics, materialmen or artisans with respect to any work performed on or materials furnished to the Real Property or the real property held pursuant to the Transferred Leases at the request of Seller.

        (v) Except as set forth in Section 4.06(b)(v) of the Disclosure Schedule, there are no material agreements, guarantees, indemnities or offers, either written or oral, affecting the Real Property or, to the Seller's Knowledge, the real property held pursuant to the Transferred Leases.

        (vi) The parking facilities at the Real Property contain spaces for automobiles, which spaces, are sufficient to comply in all material respects with all local ordinances and with all parking commitments made by Seller under any documents.

        (vii) To Seller's knowledge, there are no pending or, threatened actions or proceedings to alter the current zoning for the Real Property or the real property held pursuant to the Transferred Leases.

         (c) All Contracts included in the Purchased Assets are in full force and effect and are valid and binding obligations of the Seller and, to the Seller's knowledge, of the other parties thereto, except for such Contracts, the failure of which to be in full force and effect or valid and binding would not reasonably be expected to have a Material Adverse Effect on the Business. The Seller has provided to the Purchaser true and complete copies of all such Contracts. Except as set forth in Section 4.06(c) of the Disclosure Schedule, no party to any such Contract is in default in any material respect under any such Contract, nor to the knowledge of the Seller, does there presently exist any event or condition which, with the passage of time or giving of notice or both, could be reasonably expected to constitute such a material default. The Seller has not received any written notice that any party to any Contract has determined to or intends to terminate such agreement. Section 4.06(c)(i) and
Section 2.01(a)(ii) of the Disclosure Schedule accurately set forth all payment obligations under any Transferred Leases, expiration dates of Transferred Leases and options to renew or cancel such Transferred Leases.

         (d) Section 4.06(d) on the Disclosure Schedule contains a complete and correct list of (i) all material insurance policies under which the Seller is a named insured and that provide coverage with respect to the Purchased Assets and
(ii) any outstanding claims under such insurance policies related to the Purchased Assets. Seller has not received notice of cancellation of any such policies.

         Section 4.07 Labor Relations. With respect to any employees of the Business, the Seller is not a party to any collective bargaining agreement with a labor organization certified by the National Labor Relations Board (the "NLRB"), and (a) there is no unfair labor practice charge or complaint against the Seller pending before, or to the knowledge of the Seller, threatened to be brought before, the NLRB, (b) there is no labor strike, or organized dispute, slowdown, work stoppage or other form of collective labor activity actually pending or, to the knowledge of the Seller , threatened against or affecting the Seller, (c) there is no union representation claim or petition pending before the NLRB and (d) Seller has not experienced any organized dispute, slowdown, work stoppage or other form of collective activity in the past three years.

         Section 4.08      Mortgage Loans.

         (a) In connection with the execution of this Agreement, Seller has delivered to Purchaser in a computer tape format reasonably acceptable to Purchaser, a report that identifies the Mortgage Loans (the "Mortgage Loan Schedule," which term includes, except where the context requires otherwise, the updated schedule to be prepared and delivered in accordance with Section

10.15 (Updated Mortgage Loan Schedule)). The Mortgage Loan Schedule identifies each Mortgage Loan, and sets forth the following information with respect to each such Mortgage Loan as of the close of business on the last day of the preceding month (the "Cut-off Date"): (1) the Seller's mortgage loan identifying number; (2) the mortgagor's first and last name; (3) the original term to maturity in months; (4) the original date of the mortgage; (5) the mortgage interest rate in effect on the Cut-off-Date and (6) the stated maturity date. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date hereof.

         (b) The Mortgage Loans have been underwritten, originated, held and serviced in compliance in all material respects with (i) all applicable contractual requirements (including contractual requirements of private investors), (ii) all applicable Laws, (iii) all requirements of any insurer, and
(iv) all requirements of the Servicing Agreements.

         (c) The brokers and correspondents involved in the origination of any Mortgage Loan have complied in all material respects with all internal policies and procedures of the Seller with respect to the origination of such Mortgage Loans and all applicable Laws, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect on the Business.

         (d) Except as disclosed in Section 4.08 of the Disclosure Schedule, the files relating to a the Mortgage Loan contain all documentation necessary for the Purchaser to service such Mortgage Loan following the Closing, except for the failure of such files to contain documentation as would not reasonably be expected to have a Material Adverse Effect on the Business.

         (e) Each Mortgage Loan included in a mortgage loan pool met at the time of its inclusion all the eligibility requirements of the investor for inclusion in such mortgage pool., except for such Mortgage Loans as would not reasonably be expected to have a Material Adverse Effect on the Business.

         (f) Except as set forth in Section 4.08(f) of the Disclosure Schedule, except for Mortgage Loans that are delinquent or in default, or which have been foreclosed, the Seller has no knowledge of any circumstances or conditions with respect to any Mortgage, any Mortgaged Property, any Mortgagor or any Mortgagor's credit standing that can reasonably be expected to cause institutional investors investing in loans of the same type as a Mortgage Loan to regard such Mortgage Loan to be an unacceptable investment or adversely affect the value of the Mortgage Loan.

         (g) All of the Mortgage Loans are being serviced without recourse to the Seller (other than for breaches of customary representations and warranties and other than for recourse to the excess servicing rights which are retained by the Seller).

         (h) The Mortgage Loans are being serviced in compliance in all material respects with the provisions of any applicable agreements (the "Servicing Agreements").

         (i) The Seller has not, and the Seller has no knowledge that any other person has, taken any action or omitted to take any reasonably required action, which action or omission would impair the rights of the Seller or (after the Closing) the Purchaser in the Mortgage Loans or prevent any such person from collecting any amounts due thereunder, except for such actions or omissions that would not reasonably be expected to have a Material Adverse Effect on the Business.

         (j) Except as set forth in Section 4.08(j) of the Disclosure Schedule, the Seller has not received any written request that remains outstanding from any investor, trustee or insurer to repurchase any of the Mortgage Loans.

         (k) Except as set forth in Section 4.08(k) of the Disclosure Schedule, no Person other than the Seller has serviced any of the Mortgage Loans.

         Section 4.09 Vote Required. The affirmative vote of the holders of each of (a) a majority of the outstanding common stock of the Seller and any outstanding Class D Preferred Stock of the Seller, voting together as class, entitled to vote thereon, (b) two-thirds of the outstanding Series A Preferred Stock entitled to vote thereon and (c) two-thirds of the outstanding Series C Preferred Stock entitled to vote thereon are the only votes of the holders of any class or series of the Seller's capital stock necessary to approve the transaction contemplated hereby.

         Section 4.10 Transactions with Affiliates. Since January 1, 1997, except as set forth in Section 4.10 of the Disclosure Schedule with respect to the Purchased Assets, the Seller has not purchased, acquired or leased any property or services from or sold, transferred or leased any property or services to, or lent or advanced any money to, or borrowed any money from, or acquired any capital stock, obligations or securities of, or made any management consulting or similar fee agreement with any officer, director or employee of the Seller or of any Affiliate of the Seller.

         Section 4.11      Intellectual Property.

         (a) The Seller is the sole owner of all right, title and interest in, or a valid right to use, the Seller IPR, free and clear of all Liens. All renewal fees and actions reasonably required to be taken for the maintenance or protection of the Seller IPR have been paid and taken, except for fees and actions that would not reasonably be expected to have a Material Adverse Effect on the Business. The Seller or an Affiliate has the exclusive, unqualified right to use the Seller IPR and Third Party IPR and to transfer the Seller IPR and Third Party IPR as set forth in Section 2.01(a)(vi) of the Disclosure Schedule, subject to Third Party IPR licensing requirements, to the Purchaser. The Seller has not received any written charge, complaint, claim, demand or notice alleging that the ownership or use of the Seller IPR or Third Party IPR constitutes any interference with or infringement or misappropriation of any rights of any Person, and the Seller has no knowledge of any reasonable basis therefor. To the Seller's knowledge, no Person has interfered with, infringed or misappropriated any material Seller IPR. Except as set forth in Section 2.01(a)(vi) of the Disclosure Schedule, neither the Seller IPR nor the Third Party IPR, is subject to any outstanding Judgment or Contract to which Seller is a party prohibiting or restricting the use thereof by the Seller with respect to the Business or prohibiting or restricting the licensing or transfer thereof by the Seller to the Purchaser or any other Person, or restricting the use thereof by the Purchaser or any other Person.

         (b) Except to the extent set forth in Section 4.11(b) of the Disclosure Schedule, the Seller has not entered into any agreement to indemnify any Person against any charge of infringement of any Intellectual Property Right or misappropriation of any trade secret.

         (c) All Software, computer hardware and other systems currently used in the Business are Year 2000 Compliant. Each third party whose systems interface with the Business' internal systems has advised the Seller that such third party's systems will be Year 2000 Compliant, and by the Closing Date, the Seller will have used its reasonable best efforts to verify the accuracy of such advice.

         (d) Except as set forth in Section 4.11(d) of the Disclosure Schedule, all records and systems (including without limitation computer systems but excluding Third Party IPR) and all data and information of the Business which are Purchased Assets are owned by the Seller , and are recorded, stored, maintained or operated or otherwise held by the Seller and are not wholly or partly dependent on any facilities which are not under the exclusive ownership or control of the Seller.

         (e) None of the operations of the Business involve the unlicensed or unauthorized use of confidential information which is not owned by Seller or its Affiliates. To the Seller's knowledge, the processes employed, the services provided, the business conducted and the products used or dealt in by the Seller in the conduct of the Business do not infringe any Intellectual Property Rights of any unaffiliated Person, except for such infringement that would not reasonably be expected to have a Material Adverse Effect on the Business. Except as set forth in Section 4.11(e) of the Disclosure Schedule, none of the operations of the Business give rise to any material royalty or like payment obligation for the use of any Third Party IPR.

         (f) The Seller has taken all reasonable customary and usual precautions to protect the secrecy, confidentiality, and value of its trade secrets. The Seller has good title and an absolute right to use the trade secrets. To the Seller's knowledge, none of the trade secrets are part of the public knowledge or literature, or have been used, divulged, or appropriated either for the benefit of any Person (other than the Seller or its Affiliates) or to the detriment of the Seller or any of its Affiliates, except for trade secrets the disclosure of which would not reasonably be expected to have a Material Adverse Effect on the Business. No material trade secret is subject to any adverse claim or, to the Seller's knowledge, has been challenged or threatened in writing.

         Section 4.12 Environmental Liability. Neither the Seller nor, to the Seller's knowledge, any third party has engaged in the generation, use, manufacture, treatment, transportation, storage or disposal of any Hazardous Material on any of the properties included in the Purchased Assets, and the Seller has no knowledge that any such properties, as currently used and occupied, do not comply in all material respects with applicable Laws and Approvals, including those relating to land use, pollution, Hazardous Materials and the environment. There is no Litigation and, to the knowledge of the Seller, there are no private investigations or remediation activities or governmental investigations pending or, to the Seller's knowledge threatened, seeking to impose, or that would reasonably be expected to result in the imposition, on the Seller or any Affiliate any obligation or liability under any Law relating to pollution, Hazardous Materials or the environment which would reasonably be expected to have a Material Adverse Effect on the Seller, nor does the Seller know of any reasonable basis therefor.

         Section 4.13 Brokers. The Seller has not retained any broker other than Donaldson, Lufkin and Jenrette ("DLJ") as a broker, in connection with this Agreement or the transactions provided for hereby, and the fees due DLJ are solely the responsibility of Seller.

         Section 4.14      Information Supplied; Accuracy of Data.

         (a) All information (including information on computer tapes and disks) provided by or on behalf of the Seller to the Purchaser or any of its Affiliates including any cut-off date information, payment and remittance information and service fee information and any other information provided in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby was, as of the date provided, true, complete and correct in all material respects.

         (b) The records (including computer records), files and other information in written or recorded form relating to, or used by the Seller in connection with, the Business accurately reflect in all material respects the information supplied to the Seller by third parties and the actions taken by the Seller. All servicing accounts maintained by or on behalf of Seller accurately reflect all material transactions in such accounts and all material information supplied to the Seller by third parties.

         (c) All representations and warranties given by the Seller in connection with the securitization transactions identified on Section 2.01(a)(i) of the Disclosure Schedule were true and correct as of the closing date of each such related securitization.

         Section 4.15      Taxes.  (a) With respect to Taxes:

                  (i) each of the Seller and its Affiliates has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Seller or its Affiliates (whether or not shown on any Tax Return) have been paid. None of the Seller and its Affiliates currently is the beneficiary of any extension of time within which to file any Tax Return, except as disclosed in Section 4.15(a)(i) of the Disclosure Schedule. No claim has ever been made by an authority in a jurisdiction where any of the Seller and Affiliates does not file Tax Returns that is or may be subject to taxation by that jurisdiction;

                  (ii) except to the extent disclosed on Section 4.15(a)(ii) of the Disclosure Schedule, no adjustments relating to Taxes of the Affiliates have been proposed by the Internal Revenue Service or any state, local or foreign taxing authority, whether informally or in writing, and to the Seller's knowledge no basis exists for such an adjustment;

                  (iii) there are no Tax liens on any of the assets of any of the Seller and its Affiliates that arose in connection with any failure (or alleged failure) to pay any Tax other than for taxes that are not yet due and payable, or for taxes that are being contested in good faith;

                  (iv)  to  the  Seller's  knowledge,   there  are  no  proposed
         reassessments of the Purchased Assets or any property owned by the Affiliates, or other proposals that could increase the amount of Tax to which the Seller and its Affiliates would be subject; and

                  (v) each of the Seller and its Affiliates has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

                  (vi) except as disclosed in Section 4.15(vi) of the Disclosure Schedule, no penalties under Section 6721, 6722 or 6723 of the Code have been assessed against the Seller or any of the Affiliates, or if penalties have been assessed, all such penalties have been abated; and

                  (vii) none of the Seller and its Affiliates has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         Section 4.16 Title to the Servicing and Escrow Accounts. The Seller is the sole and lawful owner of the Servicing Rights, is responsible for the maintenance of the Escrow Accounts, has the sole right and authority, subject to obtaining the Approvals set forth in Section 4.16 of the Disclosure Schedule, to transfer the Purchased Servicing Rights as contemplated hereby, and is not contractually obligated to sell or subcontract the Purchased Servicing Rights to any other party.

         Section 4.17 Escrow Accounts. All Escrow Accounts have been and are being maintained in all material respects in accordance with applicable Law and in accordance with the Servicing Agreements and the terms of all documents related to the Mortgage Loans. All balances required by any documents related to the Mortgage Loans and paid to the Seller for the account of the Mortgagors are on deposit in the appropriate Escrow Account. The Seller has credited or caused to be credited to the account of each Mortgagor all interest required to be paid to a Mortgagor on any escrowed amounts in the Escrow Account in accordance with all applicable requirements.

         Section 4.18 Custodial Accounts. All Custodial Accounts have been and are being maintained in all material respects in accordance with applicable Law and in accordance with the Servicing Agreements and related obligations. All balances paid to the Seller for the account of the Mortgagors and required by the Servicing Agreements or any other documents related to the Mortgage Loans to be held by the Seller in Custodial Accounts are on deposit in the appropriate Custodial Account.

         Section 4.19 Servicing Agreements. The Servicing Agreements set forth all of the terms and conditions of the Seller's rights and obligations to any investor or trustee that is a party thereto, and there are no other agreements, written or oral, that modify or affect the Servicing Agreements in any material respect. The Seller has delivered to the Purchaser true, correct and complete copies of the Servicing Agreements.

         Section 4.20 Solvency. On the date hereof, the Seller believes that both immediately before and after, and giving effect to consummation of the transactions contemplated by this Agreement, including, but not limited to, the transfer of the Purchased Assets to the Purchaser, (i) the book value of the Seller's assets will exceed its liabilities (after estimating the value of the cash flows on interest only and residual certificates on an undiscounted cash flow basis), and (ii) the Seller will be able to pay its debts and other liabilities (including, but not limited to the reasonably anticipated amount of subordinated, unmatured, unliquidated and contingent liabilities (collectively, the "Contingent Liabilities")), as they mature; provided, however, that this representation and warranty in clause (ii) is based upon the assumptions that the Seller will be able to liquidate its assets in an orderly process for full book value, and that the maturity and amount of liabilities (including but not limited to the Contingent Liabilities) will be renegotiated to match the amounts and timing of the orderly liquidation of such assets.


                                    ARTICLE V
                 Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the Seller as follows:

         Section 5.01 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         Section 5.02 Power and Authority. The Purchaser has the requisite power and authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party and to perform the transactions contemplated hereby and thereby to be performed by it. Except for the satisfaction of the conditions precedent set forth in Section 8.11 hereof, all corporate action on the part of the Purchaser necessary to approve or to authorize the execution and delivery of this Agreement and the Related Documents to which it is or will be a party and the performance of the transactions contemplated hereby and thereby to be performed by it has been duly taken. This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

         Section 5.03 No Conflicts. Except as set forth in Section 5.03 of the Disclosure Schedule, neither the execution or delivery by the Purchaser of this Agreement or the Related Documents to which it is or will be a party nor the performance by the Purchaser of the transactions contemplated hereby or thereby to be performed by it, shall:

                  (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Purchaser;

                  (ii) violate any Law applicable to the Purchaser or by which the Purchaser or any of its properties is bound; or

                  (iii) require any consent,  approval,  authorization  or other
         order  or  action  of,  or  notice  to,  or   declaration,   filing  or
         registration with, any Governmental Agency or other third party.

         Section 5.04 Litigation. Except as set forth in Section 5.04 of the Disclosure Schedule, there is no pending or, to the knowledge of the Purchaser, threatened Litigation, by or before any Governmental Agency, court or arbitrator to which Purchaser is a party which may affect or delay Purchaser's ability to fulfill the terms of its obligations under this Agreement.

         Section 5.05 Brokers. The Purchaser has not retained any broker or finder, and no broker or finder has acted on behalf of the Purchaser, in connection with this Agreement or the transactions provided for hereby.


                                   ARTICLE VI
                     Employees and Employee-Related Matters

         Section 6.01      Basic Employment Matters.

         (a) Effective as of the Closing Date, the Purchaser or an Affiliate of the Purchaser (the "Employer") shall offer to employ substantially all of the employees of the Seller employed in the Business on the day before the Closing Date and who have been working in offices of the Seller located on the Real Property and the Transferred Leases for a majority of the Business Days for one year prior to the date of this Agreement or, with respect to employees who have not been employed for one year, who have been working in offices of the Seller located on the Real Property and the Transferred Leases for a majority of the Business Days during the time they have been employed and were not previous employees of any Affiliate. The Purchaser agrees to deliver to the Seller at least ten Business Days before the Closing Date a list of employees to whom it will offer employment. Purchaser may offer such employees salaries, bonuses and benefits, which Purchaser, in its sole discretion, deems appropriate. The employees to whom the Employer elects to offer employment pursuant to the preceding sentence and who accept such employment are referred to collectively herein as the "Employees." The employment of the Employees shall not be construed to limit the ability of Purchaser to terminate the employment of any Employee at any time for any reason, and the employment of the Employees shall be subject to all of the Purchaser's practices and policies, including its policy of employment-at-will. Such Employees will be offered employment as new Employees of the Purchaser (a) at a location of not more than fifty (50) miles distant from their present employment site; (b) at a level comparable to their present position with Seller and (c) with benefits in accordance with the Purchaser's plans now or thereafter in effect. Such Employees shall receive credit for years of employment with Seller for (i) calculating vacation benefits and (ii) calculating benefits under Purchaser's severance benefits. Purchaser shall waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions applicable as of the Closing Date under any Employee Welfare Benefit Plans maintained, sponsored or contributed to by the Purchaser for Employees after the Closing
Date; and the Purchaser shall apply toward any deductible requirements and out-of-pocket maximum limits under such Employee Welfare Benefit Plans any amounts paid (or accrued) by each Employee under Seller's Employee Welfare Benefit Plans during the current plan year; provided, however, that the foregoing shall apply only to the extent that Seller provides the Purchaser with such information as Purchaser reasonably requires to administer such provisions. For the purposes of this Agreement, "Employee Welfare Benefit Plan" means any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, regardless of whether any such plan is subject to ERISA.

         (b) None of the Employee Benefit Plans of Seller or its Affiliates is being assumed by or transferred to Purchaser and Purchaser shall have no rights or liabilities with respect to any such Employee Benefit Plan.

                                   ARTICLE VII
                                     Closing

         Section 7.01 The Closing. The Closing shall be held at 10:00 a.m. on the earliest date that is five Business Days after the satisfaction or waiver of all of the conditions to Closing set out in Articles VIII and IX hereto (other than any condition to be satisfied or waived at the Closing) at the offices of the Purchaser at 300, St. Paul Place, Baltimore, Maryland 21202, or at such other time and place as may mutually be agreed upon by the parties hereto. At the Closing, the appropriate parties shall take all other actions not previously taken but required to be taken hereunder on or prior to the Closing Date. The transfer of the Purchased Assets to the Purchaser and the assumption of the Assumed Liabilities by the Purchaser shall be deemed to occur at 12:01 a.m. on the Closing Date.


                                  ARTICLE VIII
                   Conditions to Obligations of the Purchaser
                          to Consummate the Transaction

         The obligations of the Purchaser to be performed at the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         Section 8.01 Representations and Warranties; Compliance with Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (other than those qualified as to materiality, Material Adverse Effect or Material Adverse Change which shall be true and correct) on and as of the Closing Date with the same force and effect as though such representations and warranties were made at the Closing Date. The covenants required to be performed by the Seller at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects. The Purchaser shall have received a certificate of the President of the Seller, executed on behalf of the Seller, to the effect (i) of the preceding two sentences and (ii) that the Seller believes that after Closing Date the Seller will not have unreasonably small capital for the limited business in which the Seller reasonably expects to be engaged. In addition, the Purchaser shall have received a certificate from the Chief Financial Officer, executed on behalf of the Seller, that the representation and warranties in Sections 4.20(i) and (ii) are true and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date.

         Section 8.02 No Proceedings. No proceedings have been instituted before a court of competent jurisdiction in the United States or any other Governmental Agency, which has had the effect or which could reasonably be expected to lead to a Judgment, which has the effect, or shall have the effect, of enjoining the consummation of the transactions contemplated by this Agreement.

         Section 8.03 Approvals. All Approvals (not including mortgage lending Approvals) required from any Governmental Agency in order to consummate the transactions contemplated by this Agreement and to conduct the Business following the Closing and as set forth in Section 8.03 on the Disclosure Schedule shall have been obtained and all applicable waiting periods under any applicable Laws shall have expired or been terminated, without the imposition of any materially burdensome restrictions or conditions on the Purchaser.

         Section 8.04 Third Party Consents. Each of the Approvals necessary from any person not a Governmental Agency for the transfer of the Purchased Assets to, or assumption of the Assumed Liabilities by, the Purchaser and as set forth in Section 8.04 on the Disclosure Schedule shall have been obtained. Without limiting the foregoing, this Agreement shall have been approved, and the transactions contemplated herein, including, but not limited to, the transfer of the Purchased Assets to the Purchaser, consented to, by more than 90% of the creditors, based on amount due, of the Seller known by the Seller to exist as of the date of Closing.

         Section 8.05 Bill of Sale, etc. The Seller shall have duly authorized, executed and delivered to the Purchaser the Bill of Sale dated as of the Closing Date, and the deeds and other instruments of conveyance referred to in Section 2.01(d).

         Section 8.06 Survey; Title Policies. The Purchaser shall have received the surveys and commitments to issue title policies with respect to the Real Property as specified in Section 10.12.

         Section 8.07 Employment. Those persons identified in Section 8.07 of the Disclosure Schedule shall have accepted employment with the Purchaser effective as of the Closing Date, on terms and conditions reasonably satisfactory to the Purchaser.

         Section 8.08 Transfer Instructions. The transfer instructions for the transfer of the Purchased Servicing Rights and the related Mortgage Loans identified on Schedule 8.08 to be completed prior to the Closing Date shall have been completed in all material respects.

         Section 8.09 Corporate and Other Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by (i) the stockholders of the Seller by (a) the vote required by the Florida Business Corporation Act, (b) the affirmative vote of the holders (other than the Principal Stockholders) of a majority of the shares of the common stock of the Seller outstanding and owned by such holders entitled to vote thereon, and (c) the affirmative vote of the holders of two-thirds of the shares of each class preferred stock of the Seller outstanding entitled to vote thereon, and (ii) by a majority of the members of the Seller's board of directors and the special committee of independent directors.

         Section 8.10 Valuation Opinion. The Seller shall have received, at its sole cost and expense, the opinion of a business valuation expert reasonably satisfactory to the Purchaser, dated the Closing Date, addressed to the Purchaser and reasonably satisfactory as to form and content to the Purchaser to the effect that Seller has received reasonably equivalent value in exchange for the transfer of the Purchased Assets and the Seller shall have delivered such opinion to the Purchaser.

         Section 8.11 Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of each of the Purchaser and Citigroup Inc.

         Section 8.12 No Material Adverse Change. There shall have been no Material Adverse Change in the Business or the Purchased Assets.

         Section 8.13 Release of Liens; UCC Filings. The Seller shall have obtained or filed all documents or instruments or taken all actions necessary to release any material Liens on the Purchased Assets, including the filing of UCC's, other than Liens that constitute Assumed Liabilities.

         Section 8.14 Inapplicability of Florida Control Share and Affiliated Transactions Statutes. The Seller shall have taken the actions necessary so that the provisions of Florida Statutes section 607.0901 and 607.0902 do not apply to the transactions contemplated herein.

         Section 8.15 Transition Services Agreement. Purchaser and Seller shall have entered into a transition services agreement in form and substance reasonably satisfactory to Purchaser and Seller.

                                   ARTICLE IX
                     Conditions to Obligations of the Seller
                          to Consummate the Transaction


         The obligations of the Seller to be performed at the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         Section 9.01 Representations and Warranties; Compliance with Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made at the Closing Date; the covenants required to be performed by the Purchaser at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects; and the Seller shall have received a certificate of the President or a Vice President of the Purchaser to such effect.

         Section 9.02 No Injunction. No Judgment shall have been rendered in any
Litigation   which  has  the  effect  of  enjoining  the   consummation  of  the
transactions contemplated by this Agreement.

         Section 9.03 Approvals. All Approvals required from any Governmental Agency in order to consummate the transactions contemplated by this Agreement shall have been obtained and all applicable waiting periods under any applicable Laws shall have expired or been terminated, without the imposition of any materially burdensome restrictions or conditions on the Seller.

         Section 9.04 Assumption Agreement. The Purchaser shall have duly authorized, executed and delivered to the Seller the Assumption Agreement, dated as of the Closing Date, and shall have acknowledged the Bill of Sale.

         Section 9.05 Corporate and Other Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by (i) the stockholders of the Seller by (a) the vote required by the Florida Business Corporation Act, (b) the affirmative vote of the holders other than the Principal Stockholders of a majority of the shares of the common stock of the Seller outstanding entitled to vote thereon, and (c) the affirmative vote of the holders of two-thirds of the shares of each class preferred stock of the Seller outstanding entitled to vote thereon, and (ii) by a majority of the members of the Seller's board of directors and the special committee of independent directors.

         Section 9.06 Payment. The Purchaser shall have paid to the Seller, in immediately available funds, the Purchase Price less the Contingent Purchase Price.

         Section 9.07 Transition Services Agreement. Purchaser and Seller shall have entered into a transition services agreement in form and substance reasonably satisfactory to Purchaser and Seller.

                                    ARTICLE X
                                    Covenants

         Section 10.01 Regulatory Filings. As soon as practicable after the execution of this Agreement, the parties shall make all filings with the appropriate Governmental Agencies of the information and documents required or contemplated by any applicable Law with respect to the transactions contemplated by this Agreement. The Seller, on the one hand, and the Purchaser, on the other hand, shall use their commercially reasonable efforts to comply as expeditiously as possible with all lawful requests of such Governmental Agencies for additional information and documents.

         Section 10.02 Injunctions. If any court having jurisdiction over any of the parties hereto issues or otherwise promulgates any restraining order, injunction, decree or similar order which prohibits the consummation of any of the transactions contemplated hereby or by any Related Document, the parties hereto shall use reasonable efforts to have such restraining order, injunction, decree or similar order dissolved or otherwise eliminated as promptly as possible and to pursue the underlying Litigation diligently and in good faith. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 10.02 shall limit the respective rights of the parties to terminate this Agreement pursuant to Section 13.01 or shall limit or otherwise affect the respective conditions to the obligations of the parties set forth in Articles VIII and IX hereof.

         Section 10.03 Access to Information. Between the date of this Agreement and the Closing Date, the Seller shall, and shall cause its Affiliates to, upon reasonable request by the Purchaser, (i) provide the Purchaser and its accountants, counsel and other authorized representatives access, during normal business hours and under reasonable circumstances, to any and all premises, properties, Contracts, commitments, books, records and other information of or relating to the Business and to the officers, employees and agents of the Business and (ii) cause its officers to furnish to the Purchaser and its authorized representatives any financial, environmental, health and safety, technical and operating data and other information pertaining to the Business, as the Purchaser shall from time to time reasonably request and which is either normally available to the Seller in the ordinary and usual course of business or which may be obtained or produced by the Seller at a de minimis cost and effort to the Seller.

         Section 10.04     No Extraordinary Actions by the Seller.

         (a) In each case except as (x) consented to or approved by the Purchaser in writing (which consent shall not be unreasonably withheld, bearing in mind the Purchaser's plans to operate the Business after the Closing), (y) required by this Agreement or the Related Documents or (z) related to the Excluded Assets or the Retained Liabilities, from the date hereof until the Closing, the Seller shall not take any action that would cause its representations and warranties herein to be untrue in any material respect (except for the representation and warranty in Section 4.20 which shall remain true in all respects) and shall conduct the Business only in the ordinary course and substantially in accordance with its present policies and procedures (including without limitation loan collection and chargeoff practices) and use reasonable commercial efforts to preserve intact its present organization relating to the Business, keep available the services of its present management and employees and preserve its relationships with suppliers and customers and others having business dealings with it (including, to the extent consistent with the provisions of this Agreement, its Affiliates) so that the Business shall not be impaired in any material respect, and the Seller and its Affiliates will not:

                  (i) Permit or allow any of the assets that will be Purchased Assets to be subjected to any Lien, except for Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and except for Liens that are part of the Assumed Liabilities as of the date of this Agreement and except for Liens provided in connection with the financing of servicing advances;

                  (ii) Sell, transfer, license, lease or otherwise dispose of or agree to dispose of, or acquire or agree to acquire, any material assets that would be Purchased Assets except in the ordinary course of business, or sell, transfer, license, lease or otherwise dispose of or agree to dispose of any Servicing Rights except for Liens provided in connection with the financing of servicing advances;

                  (iii) Except as required by Contract or applicable Law, grant any general increase or implement any general decrease in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any officer or employee, except for increases in compensation payable to employees (but not officers) in the ordinary course of business consistent with past practice;

                  (iv) Make any single capital expenditure or commitment in excess of $25,000 for additions to property, plant, equipment or intangible capital assets that would be included in the Purchased Assets or make aggregate capital expenditures and commitments for such purposes in excess of $100,000;

                  (v) Enter into any agreement (other than Mortgage Loans or commitments to make Mortgage Loans) for, or modify or amend any existing agreements with, a non-cancelable term in excess of one year or involving aggregate payments by the Seller in excess of $50,000, except for modifications or amendments to the Seller's existing intercreditor agreements with its significant warehouse and other significant lenders; or

                  (vi) Hire any person who would become an Employee, provided that the Seller may hire any non-exempt employee to fill a vacancy or enter into or amend any employment agreement.

         (b) The Seller agrees to cooperate with the Purchaser throughout the period prior to the Closing to meet with employees of the Business at such times as shall be reasonably approved by a representative of the Seller, for purposes of retaining such employees.

         (c) Except as provided in clauses (d) through (h) below, from the date hereof until the Closing or the earlier termination of this Agreement, the Seller will not, and will cause its officers, directors, employees and agents not to, initiate contact with, solicit any inquiries from, request or invite submission of any proposal or offer from, or provide any confidential information to, or participate in any negotiations with, any third party in connection with any possible proposal by such third party regarding a sale of all or any substantial portion of the assets of the Business, provided that the provisions of this paragraph shall not apply to any assets that would be Excluded Assets.

         (d) At any time prior to, but at no time subsequent to, the receipt of the Seller's corporate approval in accordance with Sections 8.09 and 9.05, the Seller may, subject to compliance with Section 10.04(e), (i) solicit, initiate or encourage a Takeover Proposal of the sort referred to in Section 10.04(h) that involves consideration to the Seller's shareholders with a value that the Seller's Board of Directors reasonably believes, based on advice from the Seller's independent outside financial advisor, is superior to the consideration to the Seller provided for pursuant to this Agreement, and (ii) furnish information with respect to the Seller pursuant to a customary confidentiality agreement to any person making such proposal and (iii) participate in negotiations or discussions regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Superior Proposal.

         (e) Neither the Board of Directors of Seller nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify any approval or recommendation by such Board of Directors or such committee of this Agreement or
(y) approve or recommend, or propose to approve or recommend, any Takeover Proposal except (i) in connection with a Superior Proposal (as defined in Section 10.04(h)) and then only at or after the termination of this Agreement pursuant to and in accordance with Section 13.02 or (ii) in connection with any Takeover Proposal involving the acquisition of all or a portion of the common stock of the Seller by an acquirer which agrees to vote in favor of this Agreement.

         (f) In addition to the obligations of the Company set forth in paragraphs (d) and (e) of this Section 10.04, the Seller promptly shall advise Purchaser orally and in writing of any Takeover Proposal, the identity of the person making any such Takeover Proposal, and all the material terms and conditions thereof and promptly shall provide Purchaser with a true and complete copy of such Takeover Proposal, if in writing. The Seller shall keep Purchaser fully informed of the status and material details (including material amendments or proposed amendments) of any such Takeover Proposal.

         (g) Nothing contained in this Section 10.04 shall prohibit the Seller from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, neither the Seller nor its Board of Directors nor any committee thereof shall, except as permitted by Section 10.04(e), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

         (h) As used in this Agreement: "Superior Proposal" means a bona fide written Takeover Proposal (x) to acquire, directly or indirectly, for consideration consisting of cash and/or securities and/or the contribution or combination of assets by merger or otherwise all or substantially all the assets of the Company, (y) otherwise on terms which the Board of Directors of the Seller decides in its good faith reasonable judgment to be more favorable to the Seller's shareholders than the transactions provided for pursuant to this Agreement (based on the advice with only customary qualifications, of the Seller's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the transactions provided for pursuant to this Agreement), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, based on advice from the Seller's independent financial advisor, is reasonably capable of being obtained by such third party and (z) which the Board of Directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay; and "Takeover Proposal" means any written proposal for a merger, consolidation or other business combination involving the Seller or the purchase of all or substantially all of the assets of the Seller that include the Purchased Assets.

         Section 10.05     Further Assurances.

         (a) Upon the terms and subject to the conditions hereof, the Seller, and the Purchaser, agree to use reasonable commercial efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable to ensure that the conditions set forth in Articles VIII and IX are satisfied and to consummate and make effective the transactions contemplated by this Agreement and the Related Documents, insofar as such matters are within their respective control.

         (b) Except as otherwise expressly provided for in this Agreement, through the date which is 180 days after the Closing Date (i) each of the Purchaser and the Seller shall, and shall cause each of their respective Affiliates to, use reasonable commercial efforts to obtain at the earliest practicable date, whether before or after the Closing Date, all consents required to be obtained by it for the performance of the transactions contemplated by this Agreement and the Related Documents, (ii) the Seller shall use commercial reasonable efforts to obtain, whether before or after the Closing Date, any amendments, novations, releases, waivers, consents or approvals with respect to all outstanding Contracts of the Seller which are necessary either to cure any material defaults thereunder existing immediately prior to the Closing Date or for the consummation of the transactions contemplated by this Agreement and the Related Documents, and (iii) each party hereto shall execute and deliver such instruments, certificates and other documents and take such other actions as any other party hereto may reasonably request in order to carry out this Agreement or any of the Related Documents and the transactions contemplated hereby and thereby; provided, however, that (A) in obtaining any such amendments, novations, releases, waivers, consents or approvals, no party hereto shall, or shall permit any of its Affiliates to, agree to any amendment of any such instrument which imposes any obligation or liability on another party without the prior written consent of such other party, and (B) except as otherwise expressly provided by this Agreement, no party hereto shall be obligated to execute any guarantees or undertakings or otherwise incur or assume any expense or liability (other than for filing fees and similar costs required in connection with the purchase and sale of the Purchased Assets) in obtaining any such release, novation, approval, consent, authorization or waiver.

         (c) The Purchaser, on the one hand, and the Seller, on the other hand, shall provide such information and cooperate fully with each other party hereto in making such applications, filings and other submissions which may be required or reasonably necessary in order to obtain all approvals, consents, authorizations and waivers as may be required from any Governmental Agency or other third party in connection with the transactions contemplated by this Agreement and the Related Documents and shall promptly use reasonable commercial efforts to make each such application, filing or other submission, including without limitation, any supplemental filing.

         (d) If, prior to Closing, the Seller should become aware of events or issues that would lead to the reasonable belief that the opinion set forth in
Section 8.10 may not be obtained by Seller, the Seller shall promptly advise the Purchaser of such events or issues.

         Section 10.06 Insurance and Benefits Contracts. The Seller shall use reasonable commercial efforts to maintain all insurance policies and binders relating to the Business in full force and effect at all times up to and including the Closing Date and shall pay all premiums, deductibles and retro-adjustment billings, if any, with respect thereto covering all periods, and ensuring coverage of the Business, up to and including the Closing Date.

         Section 10.07    Preparation of a Proxy Statement; Stockholder Meeting.

         (a) As soon as practicable following the date of this Agreement the Seller shall prepare and file with the SEC a Proxy Statement relating to the vote described in Section 8.09. Prior to such filing, the Seller shall allow the Purchaser to review the Proxy Statement. The Seller will use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. None of the information included or incorporated by reference in the Proxy Statement will at the time the Proxy Statement is first mailed to the Seller's stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the Seller's representation in this sentence does not extend to information, if any, supplied by the Purchaser. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Closing Date any information relating to the Seller, the Purchaser or any of their respective Affiliates, officers or directors, should be discovered by the Seller or the Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Seller.

         (b) The Seller shall, as soon as practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders (the

"Stockholders Meeting") for the purpose of obtaining the approval of its stockholders of this Agreement and the transactions contemplated hereby and shall, through its Board of Directors, once approved by its board of directors and its special committee of independent directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby.

         Section 10.08     Mail Received After Closing; Power of Attorney.

         (a) Following the Closing, (i) the Purchaser may receive and open all mail addressed or directed to the Seller at the offices of the Business, (ii) to the extent that such mail and the contents thereof relate to the Purchased Assets, the Business or to any of the Assumed Liabilities, the Purchaser may deal with the contents thereof in its sole discretion and (iii) the Purchaser shall promptly forward any other such mail to the Seller.

         (b) On the Closing Date, the Seller shall furnish the Purchaser with a Power of Attorney reasonably acceptable to the Purchaser to enable the Purchaser to endorse any check or other instrument made payable to the Seller on account of the Purchased Assets or take any other action consistent with this transaction.

         Section 10.09 Confidentiality; Publicity. Each party shall hold, and shall use reasonable efforts to cause its employees and agents to hold, in strict confidence all information concerning another party furnished to it by such other party. Any release to the public of information with respect to the matters contemplated by this Agreement (including without limitation any termination of this Agreement) shall be made only in the form and manner approved by the Purchaser and the Seller, provided that if a party is required by law, regulations or rules or requests of any stock exchange to make any disclosure concerning such matters, such party shall discuss in good faith with the other party the form and content of such disclosure prior to its release.

         Section 10.10 Transition Services. The parties shall negotiate in good faith and execute and deliver on or prior to the Closing Date, a transitional services agreement in form and substance reasonably satisfactory to Purchaser and Seller.

         Section 10.11     Access to Records After the Closing.

         (a) The Seller and the Purchaser recognize that subsequent to the Closing they may have information and documents which relate to the Business, its employees, its properties, the Purchased Assets, the Excluded Assets, the Retained Liabilities, the Excluded Liabilities and Taxes and to which the other party may need access subsequent to the Closing. Each party shall provide the other party access, during normal business hours on reasonable notice, to all such information and documents, and to such of its employees, which such other party reasonably requests. The Purchaser and the Seller agree that prior to the destruction or disposition of any such documents or any books or records pertaining to or containing such information at any time within five years (or, in any matter involving Taxes, until the later of the expiration of all applicable statutes of limitations (including extensions thereof) or the conclusion of all litigation (including exhaustion of all appeals relating thereto) with respect to such Taxes) after the Closing Date, each party shall provide not less than 30 calendar days prior written notice to the other of any such proposed destruction or disposal. If the recipient of such notice desires to obtain any such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party.

         (b) With respect to audits conducted by federal, state and local taxing authorities, Purchaser agrees to cooperate with Seller to the extent it has any information required by Seller to respond to information document requests presented by such taxing authorities as promptly as practicable. Such information document requests may include, but shall not be limited to, all tax matters related to Seller and Affiliates for all tax years currently open under the relevant jurisdictions' statute of limitation.

         Section 10.12     Title Commitments; Surveys.

         (a) The Seller shall, not less than 30 days prior to the Closing Date, deliver to the Purchaser a commitment of a title insurance company selected by Seller and reasonably satisfactory to the Purchaser to issue an owner's policy of title insurance on a standard American Land Title Association form covering title to each parcel of real property owned by the Seller described in Section 4.07(b) in an amount reasonably satisfactory to the Purchaser naming the Purchaser as the insured. The Seller agrees to pay the cost of such title insurance commitments.

         (b) As soon as reasonably practicable after the execution of this Agreement, the Seller shall, at its expense, furnish to the Purchaser a current on-the-ground staked "as-built" survey of the owned premises included in the Purchased Assets made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established by ALTA and ACSM in 1992 and meeting the accuracy requirements of an Urban Class Survey, as defined therein, including Items 1-44, 6-11 and 13 on Table A contained therein (the "Survey") prepared by a registered land surveyor licensed in the state where such premise is located (the "Surveyor"), and which survey shall otherwise be acceptable to the Purchaser, in its reasonable discretion, and the title company for deletion of the exceptions pertaining to areas and boundaries. The Survey (including specifically the certificate of the Surveyor forming a part thereof) shall be in form and substance acceptable to the Purchaser, in its reasonable discretion, and to the title insurance company and shall locate all existing improvements, easements and rights-of-way (which shall show recording data, if applicable), encroachments, conflicts and protrusions affecting such premises, water, sewer, gas and electric lines, telephone and television cable lines and the size and capacity thereof, parking spaces and the size of each, shall set forth the outside perimeter of the premises, shall contain a metes and bounds description of the premises and shall set forth the acres included within the premises. The Survey shall contain a statement on the face thereof certifying as to the Zone Designation by the Secretary of Housing and Urban Development with reference to the appropriate Flood Insurance Rate Map Number (which Flood Insurance Rate Map Number shall be the current Flood Insurance Rate Map for the community in which the premises is located). In the event the Survey shows any easement, right-of-way, encroachment, conflict or protrusion affecting the premises that is unacceptable to the Purchaser, in its reasonable discretion, the Purchaser shall within 20 days after receipt of such Survey, the title commitment and a legible copy of each exception document, notify the Seller in writing of such fact. The Seller shall then promptly undertake to eliminate or modify such unacceptable matters to the satisfaction of the Purchaser, as determined in its reasonable discretion. In the event the Seller is unable to do so prior to the Closing, the Purchaser may either decline to acquire such premises or accept such title to the premises as the Seller can deliver and receive a credit against the purchase price in an amount reasonably acceptable to the Purchaser.

         Section 10.13     Agreement Not to Compete; Non-Solicitation.

         (a) The Seller agrees that during the period ending on the fifth anniversary of the Closing Date, neither the Seller nor any other entity of which the Seller owns, directly or indirectly, 51% or more of the voting stock or other similar equity interests (collectively, the "Seller's Affiliates"), will engage in the business of originating, selling or servicing residential mortgage loans in the United States (the "mortgage business")provided, however, that the business conducted by the Acquired Affiliates and Foreign Operations may continue.

         (b) The Seller agrees that (i) from the date of this Agreement to the Closing Date, it will not solicit any customers of the Business or use or provide any of its Affiliates any list of customers, suppliers, brokers, correspondents or other business contacts of the Business maintained by the Seller for any purpose except to promote the Business, and from and after the date of this Agreement it will not allow any unaffiliated party to use such lists or information for any purpose, (ii) from and after the Closing Date, Seller will not solicit any person who became a customer of the Seller or any of its Affiliates in connection with the Business or use any list of customers, suppliers, brokers, correspondents or other business contacts maintained by the Seller or any of its Affiliates in connection with the Business and (iii) from the date of this Agreement until the third anniversary of the Closing Date, Affiliates of the Seller not engaged in the Business will not, and from the Closing Date until the third anniversary of the Closing Date, the Seller will not, solicit for employment or employ any employee of the Business, other than any such employee who will not be or has not been offered post-closing employment pursuant to Section 6.01 or whose employment with the Seller or the Purchaser has otherwise been terminated, whether voluntarily or involuntarily; provided that this provision shall not be violated by any general solicitation or advertising not directed at any such employee or group of employees.

         (c) Purchaser shall not intentionally solicit any Mortgagors for the purpose of refinancing such Mortgagor's Mortgage Loan. The preceding sentence is not intended to prohibit the Purchaser from soliciting such Mortgagors through direct mail lists, telemarketing lists or similar lists already in use by Purchaser or acquired by Purchaser after the Closing Date or through any mass marketing media.

         Section 10.14. Qualifying Loans. The Purchaser understands that between the date hereof and the Closing Date the Seller will be originating mortgage loans with respect to which the Seller agrees to use reasonable commercial efforts to comply with the underwriting standards of the Purchaser. On or prior to the Closing Date, the Purchaser, in its sole and absolute discretion, may determine to purchase such loans at a purchase price to be agreed upon by the parties. Any purchase of loans pursuant to this Section 10.14 shall be subject to such other terms and conditions as the Purchaser and Seller mutually agree to be contained in a purchase agreement to be negotiated by the parties.

         Section 10.15 Updated Mortgage Loan Schedule. Within five Business Days after the Closing Date, the Seller shall deliver to the Purchaser an updated copy of the Mortgage Loan Schedule as of the Closing Date. The information set forth in such updated Mortgage Loan Schedule shall be complete, true and correct in all material respects as of its date.

         Section 10.16 Additional Agreements. Seller and Purchaser shall prepare and execute all forms, documents and other information reasonably requested by the Purchaser, any investor, rating agency or trustee or any other applicable entities in connection with the transfer of the Servicing Rights or Purchased Assets.

         Section 10.17 No Financing Obligation. The Seller acknowledges and agrees that none of this Agreement, any Related Documents or any transactions contemplated hereby or thereby create any obligation on the part of the Purchaser or any of its Affiliates to provide to the Seller or any of its Affiliates any form of financing.

         Section 10.18 Updated Disclosure Schedule. In the event that any information required to be disclosed on any section of the Disclosure Schedule changes or becomes incorrect prior to Closing, Seller shall promptly supplement or amend the relevant section of the Disclosure Schedule by notice to Purchaser in accordance with Section 14.03 hereof. No such supplement or amendment to Disclosure Schedule shall be deemed to be a cure of any breach of any representation, warranty or covenant of the Seller contained in this Agreement or any Related Document or a waiver of any condition set forth in Article VIII.


                                   ARTICLE XI
                                   Tax Matters

         Section 11.01     Allocation of Responsibility.

         (a) The Seller and it Affiliates shall pay or cause to be paid to the relevant Governmental Agency all Taxes with respect to pre-Closing Date activities, including any Taxes for which the Seller or any of its Affiliates may be held liable as a member of the Sellers' consolidated group pursuant to section 1.1502-6(a) of the Treasury Regulations or as a member of any combined, consolidated or unitary group of which the Seller, any of its Affiliates is or was a member pursuant to any similar provision of any state, local or foreign law with respect to Taxes.

         (b) All Taxes based on the ownership of property (other than any sales, use, transfer, income or franchise Taxes) imposed with respect to the Purchased Assets for a tax or assessment period that included the Closing Date shall be apportioned between the Seller and Purchaser with the Seller bearing the portion of such taxes based on the number of days in the tax or assessment period prior to the Closing Date and the Purchaser bearing a portion of such Taxes based on the number of days in the tax or assessment period on or after the Closing Date.

         (c) Seller shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this agreement, and shall indemnify, defend, and hold harmless the Purchaser (and its Affiliates) against Transfer Taxes in excess of such amount. Seller shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes, and Purchaser shall cooperate with Seller with respect to such filings.

         (d) After the Closing Date, Seller and Affiliates shall have the sole responsibility for preparing and filing any Tax Returns required to be filed relating to Taxes with respect to pre-Closing Date activities and any related Taxes due will be paid by Seller and its Affiliates.

         (e) Seller agrees to make Tax records and other reasonable information and resources available to allow Purchaser to accurately complete its Tax Returns that are due on or after the Closing Date, including, without limitation, resources required to prepare federal and state information returns.

         Section 11.02 Allocation of Purchase Price. Purchaser shall provide Seller an initial allocation of the Purchase Price (as set forth in Section 3.01) for Tax purposes not later than 180 days following the Closing Date. Seller will have 45 days from receipt of Purchaser's initial allocation of the Purchase Price to object to any allocation set forth therein. Thereafter, the parties shall negotiate in good faith to agree on a final form of the Purchase Price allocation. If Seller does not object within 45 days following receipt of Purchaser's initial allocation, such allocation shall become the final form of the Purchase Price allocation. Purchaser and Seller shall use the allocations contained in the final form of the Purchase Price allocation in preparing all returns or material reports or forms required to be filed with a governmental authority with respect to any Tax. If the Purchaser and Seller cannot agree on the final form of the Purchase Price allocation within 30 days following an objection by Seller to the initial allocation of the Purchase Price, neither Buyer nor Seller shall remain under any obligation to agree on the Purchase Price allocation or to report such allocation in a consistent manner with the other party.

         Section 11.03 Designation Agreement. Purchaser shall prepare, file and distribute all federal and state information returns for all amounts paid in connection with the Purchased Assets in 1999, provided that the Seller shall, on or before December 31, 1999, furnish to Purchaser correct information respecting all such payments. For this purpose, Purchaser is the designee of the Seller, within the meaning of Treasury Regulation Section 1.6050H-2(d), for all amounts paid to Seller during 1999 with respect to the Purchased Assets. Seller shall remain liable for any information return penalties that result from errors in the information that is provided to Purchaser by Seller.

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

                                   ARTICLE XII
                          Survival and Indemnification

         Section 12.01 Survival. The representations and warranties in Article IV and Article V hereof shall survive the Closing but shall terminate and be of no further force and effect on the anniversary of the Closing Date falling in the 30th month after Closing. Unless a specific period is set forth in this Agreement (in which event such specified period shall control), all other covenants and agreements contained in this Agreement shall survive the Closing and remain in effect indefinitely.

         Section 12.02 Indemnification by the Seller. On the terms and subject to the limitations set forth herein, the Seller shall indemnify, defend and hold harmless the Purchaser, each of its Affiliates and each of their respective past, present and future directors, officers, agents and representatives (together, the "Purchaser Indemnitees") from and against any and all liabilities, obligations, claims, suits, damages, civil and criminal penalties and fines, out-of-pocket costs and expenses, including without limitation any reasonable and necessary attorney's and other professional fees, after deducting any insurance proceeds received by the Purchaser Indemnitees in connection therewith ("Purchaser Indemnifiable Losses"), relating to, resulting from or arising out of the following:

         (a) any breach of any representation, warranty, covenant or undertaking by the Seller contained in this Agreement or any Related Document;

         (b) any Retained Liabilities or any matters related to the Excluded Assets;

         (c) any claim by any Employee based on or arising out of matters occurring before the Closing Date or any other claim of an employee under Seller's Employee Benefit Plans;

         (d) any Pre-Closing Servicing Obligations; or

         (e) any claim of any Person related to the failure of the Seller to comply with the provisions of the "bulk sales" or similar laws of any applicable jurisdiction other than in respect of Assumed Liabilities and all bulk sales tax provisions in all states.

         The items described in clauses (a) through (e) of this Section 12.02 are collectively referred to herein as "Purchaser Claims".

         Section 12.03 Indemnification by the Purchaser. On the terms set forth herein, the Purchaser shall indemnify, defend and hold harmless the Seller, each of its Affiliates, and each of their respective past, present and future directors, officers, agents and representatives (together, the "Seller Indemnitees"), from and against any and all liabilities, obligations, claims, suits, damages, civil and criminal penalties and fines, out-of-pocket costs and expenses, including without limitation any reasonable and necessary attorney's and other professional fees, after deducting any insurance proceeds received by the Seller Indemnitees in connection therewith ("Seller

Indemnifiable Losses") relating to, resulting from or arising out of any of the following:

         (a) any breach of any representation, warranty, covenant or undertaking of the Purchaser contained in this Agreement, the Assumption Agreement or any Related Document;

         (b) any Assumed Liabilities;

         (c) any matters related to the Purchased Assets based on or arising out of matters occurring on or after the Closing Date; and

         (d) any claim by any Employee based on or arising out of matters occurring on or after the Closing Date relating to Purchaser's Employee Benefit Plans.

         The items described in clauses (a) through (d) of this Section 12.03 are collectively referred to herein as "Seller Claims".

         Section 12.04  Procedures for Making Claims Against Indemnifying Party.

         (a) From time to time on or before the expiration, if any, of the applicable indemnification obligation, in the case of Section 12.02 or Section 12.03, the Purchaser Indemnitee or the Seller Indemnitee, as the case may be (a "claimant"), may give notice to the Seller or the Purchaser, as the case may be, specifying in reasonable detail the nature and dollar amount of any claim under
Section 12.02 or Section 12.03 of this Agreement (each a "claim"); a claimant may make more than one claim (including any supplements thereto) with respect to any underlying state of facts. If the Seller or Purchaser, as the case may be, gives notice disputing any claim (a "counter notice") within 30 days following receipt of the notice regarding such claim, such claim shall be resolved as provided in Section 12.04(b). If no counter notice is received by the claimant within such 30-day period, then the dollar amount of the claim as set forth in the original notice shall be deemed established for purposes of this Agreement and, at the end of such 30-day period, in the case of a claim under Section
12.02 or Section 12.03, the Indemnifying Party shall make a payment to the Indemnified Party in the dollar amount claimed in the notice. Any claim pending at the expiration of the indemnification period under Section 12.01 shall survive until such claim has been resolved and the Indemnifying Party has made any required payments to the Indemnified Party.

         (b) If the counter notice as described in Section 12.04(a) is timely received with respect to a claim, the parties shall attempt in good faith to agree on resolution of the disputed amount. The Indemnifying Party shall pay to Indemnified Party all non-disputed amounts in accordance with the time period specified in Section 12.04(a). Any amount mutually agreed upon or awarded to the Indemnified Party under a final and non-appealable Judgment of a court of competent jurisdiction shall be paid by the Indemnifying Party within five Business Days following agreement or Judgment, as applicable. If the parties' agreement or the Judgment determines that a deduction of monies from the Contingent Purchase Price under Section 3.01(b) was not appropriate, the Purchaser shall reverse such deduction or if the time for maintaining the Contingent Purchase Price has expired under Section 3.01(b), pay those monies directly to Seller within five Business Days after such determination.

         Section 12.05     Defense of Claims.

         (a) If an Indemnified Party shall receive written notice of the assertion of any third party claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnified Party shall give the Indemnifying Party prompt notice thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this Article XII, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnified Party.

         (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnified Party), may elect to defend any third party claim; and if it so elects, it shall, within 20 Business Days after receiving notice of such third party claim (or sooner, if the nature of such third party claim so requires), notify the Indemnified Party of its intent to do so, and such Indemnified Party shall cooperate in the defense of such third party claim. Such Indemnifying Party shall pay such Indemnified Party's reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a third party claim, such Indemnifying Party shall not be liable to such Indemnified Party under this Article XII for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party shall have the right to employ one counsel to represent such Indemnified Party and all other persons entitled to indemnification in respect of such claim hereunder (which counsel shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnified Party's reasonable judgment, either a conflict of interest between such Indemnified Party and such Indemnifying Party exists in respect of such claim or there may be defenses available to such Indemnified Party which are different from or in addition to those available to such Indemnifying Party, and in that event (i) the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party and (ii) each of such Indemnifying Party and such Indemnified Party shall have the right to direct its own defense in respect of such claim. If any Indemnifying Party elects not to defend against a third party claim, or fails to notify an Indemnified Party of its election within a reasonable period of time, such Indemnified Party may defend, compromise and settle such third party claim; provided, however, that no such Indemnified Party may, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise any third party claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the delivery by such third party to the Indemnifying Party of a written release from all liability in respect of such third party claim. The Indemnifying Party may defend, compromise and settle any third party claim on such terms as it deems appropriate, provided, however, that no Indemnifying Party may, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any third party claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the delivery by such third party to the Indemnified Party of a written release from all liability in respect of such third party claim. If any Indemnifying Party elects to defend against a third party claim, no Indemnified Party shall settle or compromise on such claim or consent to the entry of a judgment without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         Section 12.06 Remedies Exclusive. The remedies provided to the parties in this Article XII for the matters set forth in this Article XII shall be exclusive and shall preclude assertion by them of all other rights and the seeking of all other remedies for such matters against any other party hereto; provided that any party hereto shall not be precluded from (i) seeking specific performance or any other available remedy for a breach of a covenant or agreement contained in this Agreement or in any Related Document, (ii) seeking any other remedy explicitly provided by any other provision of this Agreement or a Related Document or (iii) pursuing remedies under applicable law for fraud or willful misconduct.

         Section 12.07     Limitation of Seller's Obligations to Indemnify.

         (a) Notwithstanding the other provisions of this Article XII, Seller shall have liability to Purchaser with respect to breaches of representations and warranties only if and to the extent that the sum of Purchaser's Indemnification Losses related to such breaches exceed $1,000,000 in the aggregate.

         (b) Notwithstanding the other provisions of this Article XII, the Seller's aggregate liability pursuant to this Article XII for breaches of representations and warranties shall be limited to an amount equal to $50,000,000.


                                  ARTICLE XIII
                                   Termination

         Section 13.01 Termination. This Agreement may be terminated at any time (including before or after the Seller receives stockholder approval) prior to the Closing:

         (a)  by mutual consent of the parties hereto;

         (b) upon written notice by any party hereto, if (i) a court or Governmental Agency shall have issued a Judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and (ii) such Judgment or other action shall have become final and nonappealable;

         (c) upon written notice at any time on or after, October 15, 1999 by the Purchaser or the Seller, if the Closing has not occurred by such date, provided that the failure to close is not the result of a material breach of this Agreement by the terminating party;

         (d) upon written notice by the Purchaser or Seller if the approval of the directors or stockholders of Seller as contemplated by Sections 8.09 and
9.05 hereof shall have not been
obtained at meetings duly convened therefor or at any adjournment or postponement thereof;

         (e) by the Purchaser if there shall be any Material Adverse Change in the Business or the Purchased Assets or in the condition, financial or otherwise, of the Seller;

         (f) by the Purchaser if the conditions set forth in Section 8.09(c)(ii) shall not have been met by July 31, 1999;

         (g) by the Seller if the condition set forth in Section 8.11 with respect to the Purchaser shall not have been met by July 31, 1999; or

         (h) by the Purchaser if the Seller should advise the Purchaser that Seller has become aware of events or issues that would lead to the reasonable belief that the opinion set forth in Section 8.10 may not be obtained by Seller.

         Section 13.02 Fiduciary Termination. This Agreement may be terminated at any time prior to the Closing, before or after the adoption and approval of this Agreement by the shareholders of the Seller referred to in Sections 8.09 and 9.05, if the Board of Directors of the Seller has withdrawn, or modified or changed in a manner adverse to Purchaser its approval or recommendation of this Agreement in order to approve and permit the Seller to execute a definitive agreement relating to a Superior Proposal; provided, however, that prior to any such withdrawal, modification, change or termination, the Seller shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with the Purchaser to make such adjustments in the terms and conditions of this Agreement as would enable the Seller to proceed with the transactions contemplated herein on such adjusted terms. In the event of termination hereunder, the Seller shall immediately pay the Purchaser $10,000,000.00.

         Section 13.03 Obligations Shall Cease. In the event that this Agreement shall be terminated pursuant to Section 13.01 or 13.02 hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (a) for the obligations with respect to confidentiality and publicity contained in Section 10.09 hereof and (b) as set forth in Section 13.02 and 13.04; provided that nothing contained in this Section shall relieve any party of liability for its bad faith or willful violation of the provisions of this Agreement.

         Section 13.04 Fees and Expenses. Except as otherwise specifically provided herein, each party hereto shall pay all of the fees and expenses incurred by it in connection herewith.

                                   ARTICLE XIV
                                  Miscellaneous

         Section 14.01 Complete Agreement. This Agreement, and the Related Documents, and the exhibits and schedules attached hereto and thereto and the documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         Section 14.02 Waiver, Discharge, etc. This Agreement may not be released, discharged, abandoned, waived, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

         Section 14.03 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing, including by telecopy, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by courier), when delivered,
(b) in the case of mail, three Business Days after deposit in United States first class mail, postage prepaid and (c) in the case of telecopy notice, when receipt has been confirmed by the transmitting telecopy operator. In each case notice shall be sent to the address of the party to be notified, as follows, or to such other address, telecopy number or person's attention as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                  If to the Purchaser, to:

                  CitiFinancial Mortgage Company
                  300 St. Paul Place
                  Baltimore, MD  21202
                  Telecopy:  (410) 332-3319
                  Attention:  Raymond L. Fischer, Jr.

                  With a copy to:

                  Citigroup Inc.
                  Corporate Legal Department
                  425 Park Avenue - 2nd Floor
                  New York, New York 10043

                  Telecopy:  (212) 793-4401
                  Attention:  Stephen Dietz

                  CitiFinancial Mortgage Company
                  Office of General Counsel
                  300 St. Paul Place
                  Baltimore, Maryland  21202
                  Telecopy:  (410) 332-3734
                  Attention:  Martin J. Wong


                  If to the Seller or Parent, to:

                  IMC Mortgage Company
                  5901 East Fowler Avenue
                  Tampa, Florida 336197-2522
                  Telecopy:  (813) 984-2593
                  Attention:  George Nicholas

                  With a copy to:

                  Mitchell Legler, P.A.
                  300A Wharfside Way
                  Jacksonville, Florida 32207
                  Telecopy:  (904) 346-3299
                  Attention:  Mitchell Legler

                  With a copy to:

                  Kramer Levin Naftalis & Frankel, LLP
                  919 Third Avenue
                  New York, New York  10022-3903
                  Telecopy:  (212) 715-8000
                  Attention:  Peter S. Kolevzon

         Section 14.04 Governing Law; Waiver of Jury Trial.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

         (b) Each party waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any Related Document.

         Section 14.05 Headings. The descriptive headings of the several Articles and Sections of this agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 14.06 Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except with the prior written consent of the other parties or by operation of law, provided that without such consent, the Purchaser may assign its rights and obligations hereunder to Citigroup Inc. or any of Citigroup Inc.'s direct or indirect wholly owned subsidiaries, in which event such assignee shall be substituted for the assignor for purposes of this Agreement to the extent appropriate, but without affecting any liability of the assignor hereunder.

         Section 14.07 Third Parties. Except as specifically set forth or referred to herein (including, without limitation, in Article XII), nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         Section 14.08 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and each of which shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.

                                    IMC MORTGAGE COMPANY,
                                    as Seller



                                    By:/s/
                                       -------------------------------
                                    Name:
                                    Title:

                                    CITIFINANCIAL MORTGAGE COMPANY
                                    as Purchaser



                                    By:/s/
                                       -------------------------------
                                    Name:
                                    Title: